Exhibit 10.1

SECOND AMENDMENT TO
NEWELL RUBBERMAID INC. 2013 INCENTIVE PLAN
Newell Brands Inc. (the “Company”) hereby adopts this Second Amendment (this “Amendment”) to the Newell Rubbermaid Inc. 2013 Incentive Plan, as amended (the “Plan”), effective as of July 26, 2019 (the “Amendment Effective Date”). This Amendment will be effective as described herein.
WHEREAS, it is the desire of the Company to amend the Plan, effective as of the Amendment Effective Date, to (i) modify the definition of “Fair Market Value” to reflect the transfer of the Company’s listing from the New York Stock Exchange to the Nasdaq Global Select Market and (ii) specify that the Board has the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of termination of employment or service with the Company for Good Reason; and
WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan for this purpose pursuant to Section 16 of the Plan without obtaining the approval of the Company’s stockholders.
NOW, THEREFORE, effective as of the Amendment Effective Date, the Board hereby amends the Plan as follows:
I.
Section 2.15 of the Plan is hereby amended and restated in its entirety to read as follows:
“‘Fair Market Value’ means, on a particular date, the closing sales price of a share of Common Stock on the Nasdaq Global Select Market (as reported in The Wall Street Journal), or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on any other national securities exchange on which the Common Stock is listed, or if no sales of Common Stock occur on such date, on the last preceding date on which there was a sale of Common Stock on such exchange.”
II.
Section 6.3(b) of the Plan is hereby amended and restated in its entirety to read as follows:
“Each Stock Option shall become exercisable as set forth in the Stock Option Agreement; provided that in the case of Stock Options granted to Participants who are Employees, no Stock Option shall become exercisable earlier than with respect to one-third (1/3) of the total number of shares of Common Stock subject to the Stock Option on each of the three succeeding anniversaries of the date of the grant of the Stock Option. Notwithstanding the foregoing sentence, the Board shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Employee’s termination of employment with the Company, or a Non-Employee Director’s termination of service on the Board, in each case, without Good Cause or for Good Reason.”
III.
Except as amended by this Amendment, the Plan shall remain in full force and effect. Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the Plan.

NAI-1508205838v2